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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT






    We consent to the incorporation by reference in Automatic Data Processing, Inc.'s Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207,
    33-58165, 33-61629, 333-01839, 333-02331, 333-12767, 333-15103, 333-29713,
    333-48493, and 333-57075, on Form S-3 and Registration Statements Nos. 33-24987, 33-25290, 33-38338, 2-75287, 33-38366, 33-38365, 33-46168,
    33-51979, 33-51977, 33-52629, 33-56419, 33-56463, 333-10281, 333-10279,
    333-10277, 333-13945, and 333-50123 on Form S-8 of our reports dated August 13, 1998, appearing in (and incorporated by reference) in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1998.


    /s/ Deloitte & Touche LLP
    New York, New York
    September 22, 1998